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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
January 6, 2003

PSYCHIATRIC SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20488	23-2491707

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 312-5700

(Registrant’s telephone number, including area code)

(Former name or former address,
if changed since last report)

Table of Contents

Item 5. Other

     On January 6, 2003, Psychiatric Solutions, Inc. announced the signing of a definitive agreement with affiliates of Oak Investment Partners, Salix Ventures and Brown Brothers Harriman & Co.’s The 1818 Mezzanine Fund II, L.P. for the purchase of $25 million of PSI’s Series A Convertible Preferred Stock (the “preferred stock”). A copy of a press release dated January 6, 2003 is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

4.1	Proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc. (incorporated by reference to Appendix A of the Company’s Preliminary Proxy Statement filed January 6, 2003).

4.2	Stock Purchase Agreement dated as of January 6, 2003 by and among the Company and the Purchasers named therein (incorporated by reference to Appendix B of the Company’s Preliminary Proxy Statement filed January 6, 2003).

4.3	Registration Rights Agreement dated as of January 6, 2003 by and among the Company and the Purchasers named therein (incorporated by reference to Appendix C of the Company’s Preliminary Proxy Statement filed January 6, 2003).

4.4	Proposed Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company (incorporated by reference to Appendix D of the Company’s Preliminary Proxy Statement filed January 6, 2003).

4.5	Third Amended and Restated Voting Agreement dated as of January 6, 2003, by and among the Company and certain holders of the Company’s capital stock named therein.

99.1	Press release dated January 6, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Steven T. Davidson Steven T. Davidson Vice President

Date: January 6, 2003